Exhibit 99.1

Aqua Metals Provides First Quarter 2017 Corporate Update

Management to Host Call Today at 2:00 p.m. Pacific Time

ALAMEDA, Calif., May 9, 2017 – Aqua Metals, Inc. (NASDAQ: AQMS), which is commercializing a non-polluting electrochemical lead recycling technology called AquaRefining™, has provided a corporate update and announced results for the first quarter ended March 31, 2017.

Company Highlights

•	Began production at AquaRefinery 1 in McCarran, Nevada at the Tahoe Reno Industrial Center (TRIC). The company is currently in the process of scaling up production of AquaRefined lead to 120 tons/day by the end of 2017.

•	In the first quarter of 2017, signed a strategic partnership covering North America, China and Europe with Johnson Controls, the world’s largest manufacturer of automotive batteries. Under the agreements, Johnson Controls invested $10.6 million for approximately 5% of Aqua Metals outstanding shares, and agreed to become the first licensee for AquaRefining technology, supply Aqua Metals with batteries to recycle as a service and purchase AquaRefined metals produced from Aqua Metals' facilities.

•	Acquired UK-based Ebonex IPR Limited (Ebonex), an IP-based company that has developed patented technology in the field of advanced materials and manufacturing methods for advanced lead acid batteries. This acquisition provides Aqua metals with the potential to accelerate its development of lead nano-fibers as a high performance active material. It also provides ownership of patents, know-how, tooling and equipment to produce high performance battery electrodes and advanced “bipolar” lead acid battery technologies.

•	Evaluating alternative strategies for additional AquaRefineries, to accelerate their deployment.

•	Arranged an invitational sell-side analyst day during May and planning additional invitationals for buy-side analysts and key investors.

Management Commentary

“With the world’s first AquaRefinery now in commercial operation and generating revenue, we are aggressively scaling up operations and ramping our capacity to reach 120 metric tonnes per day by the end of 2017,” said Dr. Stephen Clarke, Chairman and CEO of Aqua Metals. “We currently have shifts A and B completely staffed, and plan to complete our recruitment efforts for shifts C and D in the next month. Since day one, we’ve remained focused on building a team and the proper foundation, which would allow us to rapidly expand our innovative lead recycling technology and deliver better quality solutions to our partners and the market as a whole.

“Given we have all of the necessary permitting in place and the support provided by strategic partnerships with some of the largest players in the battery industry, we are taking the opportunity to implement the lessons learned during commissioning of AquaRefinery 1 which will accelerate our roll-out of additional facilities. These improvements and our ongoing work with our strategic partners is creating a blueprint for future facilities – both for our own and for our partners. Our goal is to roll-out facilities in the rest of North America, China, the European Union and elsewhere, based upon this blueprint.”

Clarke, continued: “Since our last update, we’ve not only expanded our current strategic relationships, but continued discussions with potential strategic partners in complementary areas, which could help us accelerate expansion. As a technology company, we are keenly focused on delivering high value products that can be used for advanced battery applications. With this in mind, we recently announced our acquisition of Ebonex, which we acquired for the purpose of accelerating the development and testing of our nano-structured lead as a high performance active material and potentially use their Ebonex™ material as a complimentary additive. Through this acquisition, our goal is to develop technology, equipment and processes that will eventually allow our customers to deliver ‘better’ batteries.

“For the remainder of 2017, we plan to ramp up production at AquaRefinery 1 and to prepare for accelerated build-out of additional facilities, while concurrently moving forward with our plans for additional AquaRefineries, securing non-dilutive financing to accommodate our growth and finalizing our plan to retrofit a to-be-named recycling facility with our strategic partner in 2018.”

First Quarter 2017 Financials

The Company incurred an operating loss of $4.5 million during the first quarter of 2017 compared to an operating loss of $2.2 million in the first quarter of 2016.

Net loss for the first quarter of 2017 was $4.9 million, or ($0.26) per basic and diluted share, compared to a net loss of $2.2 million, or ($0.15) per basic and diluted share, in the first quarter of 2016.

The Company had $30.6 million in cash and cash equivalents as of March 31, 2017, compared to $26.6 million as of December 31, 2016.

The total number of shares outstanding was 20,141,636 as of May 8, 2017.

Conference Call and Webinar

Aqua Metals will host a conference call today, Tuesday, May 9, 2017 at 2:00 P.M. Pacific time (5:00 P.M. Eastern time) to discuss its financial results for the first quarter ended March 31, 2017.

Dr. Stephen Clarke, Chairman and Chief Executive Officer, and Thomas Murphy, Chief Financial Officer, will host the call followed by a question and answer session.

To access the call, please use the following information:

Date: Tuesday, May 9, 2017

Time: 2:00 p.m. Pacific time (5:00 p.m. Eastern time)

Dial-in: 1-888-677-8816

International Dial-in: 1-913-312-1446

Passcode: 8880233

Webcast: http://public.viavid.com/index.php?id=123983

A telephone replay will be available approximately two hours after the call and will run through June 9, 2017 by dialing 1-844-512-2921 from the U.S., or 1-412-317-6671 from international locations, and entering replay pin number: 8880233.

The webcast will be available for replay for 60 days at http://public.viavid.com/index.php?id=123983 and on the investor relations section of the company's website at www.aquametals.com.

About Aqua Metals

Aqua Metals, Inc. (NASDAQ: AQMS) is reinventing lead recycling with its patent pending AquaRefining™ technology. Unlike smelting, AquaRefining is a room temperature, water-based process that is fundamentally non-polluting. These modular systems allow the lead-acid battery industry to simultaneously improve environmental impact and scale production to meet rapidly growing demand. Aqua Metals is based in Alameda, California, and is building its first recycling facility in Nevada’s Tahoe Reno Industrial Complex. To learn more, please visit www.aquametals.com.

Safe Harbor

This press release contains forward-looking statements concerning Aqua Metals, Inc., the lead acid battery recycling industry, the future of lead acid battery recycling via traditional smelters, the Company’s development of its commercial lead acid battery recycling facilities and the quality, efficiency and profitability of the Company’s proposed lead acid battery recycling operations. Those forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially. Among those factors are: (1) the fact that the Company only recently commenced revenue producing operations, thus subjecting the Company to all of the risks inherent in a pre-revenue start-up; (2) risks related to Aqua Metals’ ability to raise sufficient capital, as and when needed, to develop and operate its recycling facilities; (3) changes in the federal, state and foreign laws regulating the recycling of lead acid batteries; (4) the Company’s ability to protect its proprietary technology, trade secrets and know-how and (5) those other risks disclosed in the section “Risk Factors” included in the Company’s Annual Report on Form 10-K filed on March 2, 2017. Aqua Metals cautions readers not to place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims any obligation, to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

Company Contact:

Aqua Metals, Inc.

Thomas Murphy

Chief Financial Officer

Main: 1-510-543-0147

www.aquametals.com

Investor Relations:

MZ North America

Greg Falesnik

Managing Director

Main: 949-385-6449

greg.falesnik@mzgroup.us

www.mzgroup.us